ARTICLES OF INCORPORATION

                                       OF

                           SYRATECH SILVER SALES CORP.

                                   ----------

     The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Georgia Business Corporation Code.

     FIRST: The corporate name for the corporation (hereinafter called the "corporation") is SYRATECH SILVER SALES CORP.

     SECOND: The number of shares which the corporation is authorized to issue is five thousand, all of which are of a par value of one dollar each and are of the same class and are to be Common shares.

     THIRD: The street address and county of the initial registered office of the corporation in the State of Georgia is 66 Luckie Street, Fulton County, Atlanta, Georgia 30303.

     The name of the initial registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Inc.

     FOURTH: The name and the address of the incorporator are:

     NAME                                    ADDRESS
     ----                                    -------

Athena Togias                                15 Columbus Circle
                                             New York, NY  10023-7773

     FIFTH: The mailing address of the initial principal office of the corporation is: 175 McClellan Highway, East Boston, Massachusetts 02128-9114.

     SIXTH: The purposes for which the corporation is organized, which shall include the authority of the corporation is to engage in any lawful business.

     SEVENTH: The corporation shall, to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented.

     NINTH: Action required or permitted by the provisions of the Georgia Business Corporation Code to be taken at a shareholders' meeting may be taken without a meeting in accordance with the provisions of Section 14-2-704 of the Georgia Business Corporation Code if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

     TENTH: In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent.

     ELEVENTH: The duration of the corporation shall be perpetual.

Signed on August 15, 1990.

                                         /s/ Athena Togias
                                   -----------------------------
                                    Athena Togias, Incorporator

                           ARTICLES OF INCORPORATION

                                       OF

                           SYRATECH SILVER SALES CORP.

                                ----------------

     The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Georgia Business Corporation Code.

     FIRST: The corporate name for the corporation (hereinafter called the "corporation") is SYRATECH SILVER SALES CORP.

     SECOND: The number of shares which the corporation is authorized to issue is five thousand, all of which are of a par value of one dollar each and are of the same class and are to be Common shares.

     THIRD: The street address and county of the initial registered office of the corporation in the State of Georgia is 66 Luckie Street, Fulton County, Atlanta, Georgia 30303.

     The name of the initial registered agent of the corporation at the said registered office is The Prentice-Ha1l Corporation System, Inc.

     FOURTH: The name and the address of the incorporator are:

     NAME                                       ADDRESS
     ----                                       -------

Charles A. Coyle                                66 Luckie Street
                                                Atlanta, GA  30303

     FIFTH: The Mailing address of the initial principal office of the corporation is: 175 McClellan Highway, East Boston, Massachusetts 02128-9114.

     SIXTH: The purposes for which the corporation is organized, which shall include the authority of the corporation is to engage in any lawful business.

     SEVENTH: The corporation shall, to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested director, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented.

     NINTH: Action required or permitted by the provisions of the Georgia Business Corporation Code to be taken at a shareholders' meeting may be taken without a meeting in accordance with the provisions of Section 14-2-704 of the Georgia Business Corporation Code if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

     TENTH: In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests or the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent.

     ELEVENTH: The duration of the corporation shall be perpetual.

Signed on August 15, 1990.

                                     /s/ Charles A. Coyle
                               ----------------------------------
                                Charles A. Coyle -- Incorporator

                                       -3-